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                                                                EXHIBIT 1.2

                               WESTFIELD AMERICA, INC.

                               (a Missouri corporation)

                           2,700,000 Shares of Common Stock

                              (Par Value $.01 Per Share)

                           INTERNATIONAL PURCHASE AGREEMENT

                                                             Dated: May __, 1997


MERRILL LYNCH INTERNATIONAL
FURMAN SELZ LLC
GOLDMAN SACHS INTERNATIONAL
MORGAN STANLEY & CO. INTERNATIONAL
PRUDENTIAL-BACHE SECURITIES (U.K.) INC.
SMITH BARNEY INC.
BANKERS TRUST INTERNATIONAL PLC
  as Lead Managers of the several International Managers
c/o  Merrill Lynch International
Ropemaker Place
25 Ropemaker Street
London EC2Y 9LY
England

Ladies and Gentlemen:

    Westfield America, Inc., a Missouri corporation, formerly known as CenterMark Properties, Inc. (the "Company"), confirms its agreement with Merrill Lynch International ("Merrill Lynch") and each of the other international underwriters named in Schedule A hereto (collectively, the "International Managers", which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Merrill Lynch, Furman Selz LLC, Goldman Sachs International, Morgan Stanley & Co. International, Prudential-Bache Securities (U.K.) Inc. Smith Barney Inc. and Bankers Trust International PLC. are acting as representatives (in such capacity, the "Lead Managers"), with respect to the issue and sale by the Company and the purchase by the International Managers, acting severally and not jointly, of the respective numbers of shares of Common Stock, par value $.01 per share, of the Company ("Common Stock") set forth in said Schedule A, and with respect to the grant by the Company to the International Managers, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of 405,000 additional shares of Common Stock to cover over-allotments, if any. The aforesaid 2,700,000 shares of Common Stock (the "Initial International Securities") to be purchased by the International Managers and all or any part of the

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405,000 shares of Common Stock subject to the option described in Section
2(b) hereof (the "International Option Securities") are hereinafter called, collectively, the "International Securities."

    It is understood that the Company is concurrently entering into an agreement dated the date hereof (the "U.S. Purchase Agreement") providing for the offering by the Company of an aggregate of 15,300,000 shares of Common Stock (the "Initial U.S. Securities") through arrangements with certain underwriters in the United States and Canada (the "U.S. Underwriters") for which Merrill Lynch, Pierce, Fenner & Smith Incorporated, Furman Selz LLC, Goldman, Sachs & Co., Morgan Stanley & Co. Incorporated, Prudential Securities Incorporated, Smith Barney Inc. and BT Securities Incorporated are acting as representatives (the "U.S. Representatives") and the grant by the Company to the U.S. Underwriters, acting severally and not jointly, of an option to purchase all or any part of the U.S. Underwriters' pro rata portion of up to 2,295,000 additional shares of Common Stock solely to cover over-allotments, if any (the "U.S. Option Securities" and, together with the International Option Securities, the "Option Securities"). The Initial U.S. Securities and the U.S. Option Securities are hereinafter called the "U.S. Securities." It is understood that the Company is not obligated to sell and the International Managers are not obligated to purchase, any Initial International Securities unless all of the Initial U.S. Securities are contemporaneously purchased by the U.S. Underwriters.

    The International Managers and the U.S. Underwriters are hereinafter collectively called the "Underwriters," the Initial International Securities and the Initial U.S. Securities are hereinafter collectively called the "Initial Securities," and the International Securities, and the U.S. Securities are hereinafter collectively called the "Securities."

    The Underwriters will concurrently enter into an Intersyndicate Agreement of even date herewith (the "Intersyndicate Agreement") providing for the coordination of certain transactions among the Underwriters under the direction of Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated (in such capacity, the "Global Coordinator").

    The Company understands that the International Managers propose to make a public offering of the International Securities as soon as the Lead Managers deem advisable after this Agreement has been executed and delivered.

    The Company and the Underwriters agree that up to 900,000 shares of the Securities to be purchased by the U.S Underwriters (the "Reserved Securities") shall be reserved for sale by the U.S Underwriters to certain employees, officers and family members of such officers of U.S. affiliates of Westfield Holdings Limited, as part of the distribution of the Securities by the Underwriters, subject to the terms of this Agreement, the applicable rules, regulations and interpretations of the National Association of Securities Dealers, Inc. (the "NASD") and all other applicable laws, rules and regulations. To the extent that such Reserved Securities are not orally confirmed for purchase by such employees, officers and family members of such officers of U.S. affiliates of Westfield Holdings Limited by the end of the first business day after the date of this Agreement, such Reserved Securities may be offered to the public as part of the public offering contemplated hereby.

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    The Company has filed with the Securities and Exchange Commission (the
"Commission") a registration statement on Form S-11 (No. 333-22731) covering the registration of the Securities under the Securities Act of 1933, as amended (the "1933 Act"), including the related preliminary prospectus or prospectuses. Promptly after execution and delivery of this Agreement, the Company will either
(i) prepare and file a prospectus in accordance with the provisions of Rule 430A ("Rule 430A") of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations") and paragraph (b) of Rule 424 ("Rule 424(b)") of the 1933 Act Regulations or (ii) if the Company has elected to rely upon Rule 434 ("Rule 434") of the 1933 Act Regulations, prepare and file a term sheet (a "Term Sheet") in accordance with the provisions of Rule 434 and Rule 424(b).
Two forms of prospectus are to be used in connection with the offering and sale of the Securities: one relating to the International Securities (the "Form of International Prospectus") and one relating to the U.S. Securities (the "Form of U.S. Prospectus"). The Form of International Prospectus is identical to the Form of U.S. Prospectus, except for the front cover and back cover pages, the page immediately following the cover page and the information under the caption "Underwriting." The information included in any such prospectus or in any such Term Sheet, as the case may be, that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective (a) pursuant to paragraph
(b) of Rule 430A is referred to as "Rule 430A Information" or (b) pursuant to paragraph (d) of Rule 434 is referred to as "Rule 434 Information." Each Form of International Prospectus and Form of U.S. Prospectus used before such registration statement became effective, and any prospectus that omitted, as applicable, the Rule 430A Information or the Rule 434 Information, that was used after such effectiveness and prior to the execution and delivery of this Agreement, is herein called a "preliminary prospectus." Such registration statement, including the exhibits thereto and schedules thereto at the time it became effective and including the Rule 430A Information and the Rule 434 Information, as applicable, is herein called the "Registration Statement." Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein referred to as the "Rule 462(b) Registration Statement," and after such filing the term "Registration Statement" shall include the Rule 462(b) Registration Statement. The final Form of International Prospectus and the final Form of U.S. Prospectus in the forms first furnished to the Underwriters for use in connection with the offering of the Securities are herein called the "International Prospectus" and the "U.S. Prospectus," respectively, and collectively, the "Prospectuses." If Rule 434 is relied on, the terms "International Prospectus" and "U.S. Prospectus" shall refer to the preliminary International Prospectus dated _____, 1997 and preliminary U.S. Prospectus dated ____, 1997, respectively, each together with the applicable Term Sheet and all references in this Agreement to the date of such Prospectuses shall mean the date of the applicable Term Sheet. For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the International Prospectus, the U.S. Prospectus or any Term Sheet or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").
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    All references in this Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" in the Registration Statement, any preliminary prospectus (including the Form of U.S. Prospectus and Form of International Prospectus) or the Prospectuses (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in the Registration Statement, any preliminary prospectus (including the Form of U.S. Prospectus and Form of International Prospectus) or the Prospectuses, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectuses shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934 (the "1934 Act") which is incorporated by reference in the Registration Statement, such preliminary prospectus or the Prospectuses, as the case may be.

    SECTION 1.  Representations and Warranties.

    (a) Representations and Warranties by the Company. The Company represents and warrants to each International Manager as of the date hereof, as of the Closing Time referred to in Section 2(c) hereof, and, to the extent any agreements are set forth below, as of each Date of Delivery (if any) referred to in Section 2(b) hereof, and agrees with each International Manager, as follows:

         (i) Compliance with Registration Requirements. Each of the Registration Statement and any Rule 462(b) Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with or satisfied.

         At the respective times the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became effective and at the Closing Time (and, if any International Option Securities are purchased, at the Date of Delivery), the Registration Statement, the Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither of the Prospectuses nor any amendments or supplements thereto, at the time any such Prospectus or any such amendment or supplement was issued and at the Closing Time (and, if any International Option Securities are purchased, at the Date of Delivery), included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If Rule 434 is used, the Company will comply with the requirements of Rule 434 and the Prospectuses shall not

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    be "materially different", as such term is used in Rule 434, from the prospectuses included in the Registration Statement at the time it became effective. The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement, any post-effective amendment to the Registration Statement, the International Prospectus or any amendment or supplement to the International Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by any International Manager through the Lead Managers expressly for use in the Registration Statement or the International Prospectus or any amendment or supplement thereto.

         Each preliminary prospectus and the Prospectuses filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied when so filed in all material respects with the 1933 Act Regulations and each preliminary prospectus and the Prospectuses delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

         (ii) Independent Accountants. The accountants who certified the financial statements and supporting schedules included in the Registration Statement are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

         (iii) Financial Statements. The financial statements included in the Registration Statement and the Prospectuses, together with the related schedules and notes, present fairly the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, shareholders' equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; and said financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved. The supporting schedules included in the Registration Statement present fairly in accordance with GAAP the information required to be stated therein. The summary financial data and the selected financial data included in the Prospectuses present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement. The pro forma financial statements and the related notes thereto included in the Registration Statement and the Prospectuses present fairly the information shown therein, have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and, in the opinion of the Company, all necessary adjustments to reflect the transactions and circumstances referred to therein have been made.

         (iv) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement and the Prospectuses, except as otherwise stated therein, (A) there has been no material adverse change in the condition,

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    financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a "Material Adverse Effect"), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) except as described in the Prospectuses, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

         (v) Good Standing of the Company. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Missouri and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectuses and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

         (vi) Good Standing of Subsidiaries. Each subsidiary of the Company has been duly formed and is validly existing and in good standing under the laws of the jurisdiction of its origin, has the power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectuses and is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; except as otherwise disclosed in the Registration Statement, all of the issued and outstanding capital stock or other ownership interests of each such subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and, except for certain non-voting preferred stock of Westland Properties, Inc. which is owned by approximately 120 individuals, and for the Joint Ventures which are owned as described in the Prospectus, is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; except for the stock of CMF, Inc., which is pledged by the Company as security for certain indebtedness relating to department stores which are net leased to the May Department Stores Company (the "May Properties"); none of the outstanding shares of capital stock or other ownership interests of any subsidiary of the Company was issued in violation of the preemptive or similar rights of any securityholder of such subsidiary.

         (vii) Capitalization. The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectuses in the column entitled "Historical" under the caption "Capitalization" (except for subsequent issuances, if any, pursuant to this Agreement, the International Purchase Agreement and the ABP Subscription Agreement or pursuant to the exercise of convertible securities referred to in the Prospectuses). The shares of issued and outstanding capital stock of the Company have been duly authorized

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    and validly issued and are fully paid and non-assessable;
    and none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company.

         (viii) Authorization of Agreement. This Agreement and the U.S. Purchase Agreement have been duly authorized, executed and delivered by the Company.

         (ix) Authorization and Description of Securities. The Securities to be purchased by the International Managers and the U.S. Underwriters from the Company have been duly authorized for issuance and sale to the International Managers pursuant to this Agreement and the U.S. Underwriters pursuant to the U.S. Purchase Agreement, respectively, and, when issued and delivered by the Company pursuant to this Agreement and the U.S. Purchase Agreement, respectively, against payment of the consideration set forth herein and the U.S. Purchase Agreement, respectively, will be validly issued, fully paid and non-assessable;as of the Closing Time and each Date of Delivery, the capital stock of the Company (including the Common Stock) will conform to all statements relating thereto contained in the Prospectuses (including under the heading "Description of Capital Stock" therein) and such description will conform to the rights set forth in the instruments defining the same; no holder of the Securities will be subject to personal liability by reason of being such a holder; and the issuance of the Securities is not subject to the preemptive or other similar rights of any securityholder of the Company.

         (x) Absence of Defaults and Conflicts. Neither the Company or any of its subsidiaries is in violation of its charter, by-laws or other organizational documents or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of its subsidiaries is subject (collectively, "Agreements and Instruments"), except for such defaults that would not reasonably be expected to result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement and the U.S. Purchase Agreement and the consummation of the transactions contemplated in this Agreement, the U.S. Purchase Agreement and in the Registration Statement (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Prospectuses under the caption "Use of Proceeds") and compliance by the Company with its obligations under this Agreement and the U.S. Purchase Agreement have been duly authorized by all necessary corporate and other action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, the Agreements and Instruments (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not reasonably be expected to result in a Material Adverse Effect), nor will such action result

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    in any violation of the provisions of the charter, by-laws or other organizational documents of the Company or any of its subsidiaries, or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their assets, properties or operations. As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries. The Company and its subsidiaries have obtained all required consents from such holders of any note, debenture or other evidence of indebtedness, some of which consents are conditioned upon the closing of the issuance and sale of the Securities.

         (xi) Employees.  The Company and its subsidiaries have no employees.

         (xii) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any of its subsidiaries, which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the properties or assets thereof, taken as a whole, or the consummation of the transactions contemplated in this Agreement and the U.S. Purchase Agreement or the performance by the Company of its obligations hereunder or thereunder; the aggregate of all pending legal or governmental proceedings to which the Company or any of its subsidiaries is a party or of which any of its property or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.

         (xiii) Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement or the Prospectuses or to be filed as exhibits thereto which have not been so described and filed as required.

         (xiv) REIT Status. The Company elected to be taxed as a a real estate investment trust (a "REIT") REIT under the Internal Revenue Code of 1986, as amended (the "Code"), commencing with its taxable year ended December 31, 1994, and the Company intends to continue to operate in a manner consistent with such election and all rules with which a REIT must comply. Commencing with the Company's taxable year ended December 31, 1994, the Company was organized in conformity with the requirements for qualification as a REIT, and its planned method of operation, and its actual method of operation from February 12, 1994 through the date of the Prospectuses, will enable it to meet the requirements for qualification and taxation as a REIT under the Code. Westland Properties, Inc. ("WPI"), a Delaware corporation in which the Company owns all of the issued and outstanding

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    stock, except for certain preferred stock of WPI which is owned by approximately 120 individuals, will elect to be taxed as a REIT under the Code commencing with its taxable year ended December 31, 1996, and WPI intends to continue to operate in a manner consistent with such election and all rules with which a REIT must comply. Commencing with WPI's taxable year ending December 31, 1996, WPI was organized in conformity with the requirements for qualification as a REIT, and its planned method of operation, and its actual method of operation from January 1, 1996 through the date of the Prospectuses, will enable WPI to meet the requirements for qualification and taxation as a REIT under the Code.

         (xv) NYSE Listing. The shares of Common Stock, including the Securities, have been approved for listing on the New York Stock Exchange ("NYSE"), subject to official notice of issue.

         (xvi)     Possession of Intellectual Property.   The Company and its
    subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property, including a non-transferable, non-exclusive, royalty-free right and license granted by Westfield Corporation, Inc. to the Company to use the names of "Westfield" in the name "Westfield America, Inc." and "Westfield Shoppingtown" as evidenced by the Trade Name License Agreement and the amendments thereto (collectively, "Intellectual Property") necessary to carry on the business now operated by it, and neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, and which infringement or conflict or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

         (xvii) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, foreign or domestic, is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Securities under this Agreement and the U.S. Purchase Agreement or the consummation of the transactions contemplated by this Agreement and the U.S. Purchase Agreement, except such as have been already obtained or will be obtained as of the Closing Time or as may be required under the 1933 Act or the 1933 Act Regulations or foreign or state securities or blue sky laws.

              (xviii)   Possession of Licenses and Permits.  The Company and
    its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, "Governmental Licenses") issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by

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    them, except for such Governmental Licenses the failure of which to obtain would not reasonably be expected to have a Material Adverse Effect; the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to result in a Material Adverse Effect.

         (xix) Title to Property. (A) Except as described in the Prospectuses, the Company and its subsidiaries, or any partnership or joint venture in which the Company or its subsidiaries is a managing partner or managing joint venturer, has good and marketable title in fee simple to, or a valid leasehold interest in, all real property and interests in real property owned or leased by each of them which is material to the business of the Company and its subsidiaries considered as one enterprise, including, but not limited to, the properties referred to under the heading "Business and Properties" in the Prospectuses (collectively, for purposes of this Section 1(a)(xx), the "Properties"); in each case, such title is free and clear of all liens, encumbrances, claims, security interests and defects of any kind (including, without limitation, options to purchase and rights of first refusal), other than those referred to in the Prospectuses, those contained in the partnership or joint venture agreements or those which do not, singly or in the aggregate, materially affect the value of such Properties and do not materially interfere with the use made and proposed to be made of the Properties by the Company or any of its subsidiaries; (B) all liens, charges, encumbrances, claims, or restrictions on or affecting the Properties which are required to be disclosed in the Prospectus are disclosed therein; (C) neither the Company nor any of its subsidiaries or, to the best knowledge of any of them, any lessee under a lease relating to any of the Properties, is in default under any of the leases relating thereto, and neither the Company nor any of its subsidiaries knows of any event which, but for the passage of time or the giving of notice, or both, would constitute a default under any of such leases, except such defaults that would not reasonably be expected to result in a Material Adverse Effect; (D) each of the Properties is in compliance with all applicable codes, ordinances, zoning laws and regulations, and neither the Company nor any of its subsidiaries has received a notice of violation of any of the foregoing, except for such failures to comply or violations which would not reasonably be expected to result in a Material Adverse Effect; (E) neither the Company nor any of its subsidiaries has any knowledge of any pending or threatened condemnation or zoning change with respect to all or any portion of any of the Properties, or of any other proceeding or action that will affect the size of, use of, improvements on, construction on, or access to all or any portion of any of the Properties, except such proceedings or actions that would not reasonably be expected to result in a Material Adverse Effect; (F) the maintenance, service, advertising and other like contracts and agreements with respect to the ownership and operation of Properties other than the Management Agreements and the Advisory Agreement (the "Service Contracts") are in full force and effect and are on commercially reasonable terms and are incidental and reasonably related to the ownership and/or operation of its Properties and neither the Company nor its subsidiaries is in default under any of the Service Contracts except for such defaults that would not reasonably be expected to result in a Material Adverse Effect; (G) all of the leases and subleases material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any of its subsidiaries holds Properties are in full force and effect, except where the failure to be in full force and effect would not reasonably be expected to result in a Material Adverse Effect, and neither the Company nor any of its subsidiaries has any notice of any claim of any sort that has been asserted by anyone adverse to the rights of the Company or any subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease, except for any claim that could not reasonably be expected to result in a Material Adverse Effect; and (H) except as set forth in the Prospectuses, there exist no liens, encumbrances, claims, security interests and defects of any kind on the Company's or any subsidiary's ability to collect rents from its Properties, except for such liens, encumbrances, claims, security interests and defects that would not reasonably be expected to result in a Material Adverse Effect, and the Company's collection of such rents is in accordance with all applicable laws, rules and regulations and neither the Company nor any of its subsidiaries has received a notice of violation of any of the foregoing, except for such violations that would not reasonably be expected to have a Material Adverse Effect.

         (xx) Title Insurance. Each of the Company and its subsidiaries has title insurance on all of its shopping centers, subject only to liens, encumbrances, claims, security interests and defects that do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries; such title insurance is in full force and effect; and no notice of cancellation has been received with respect thereto and, to the knowledge of the Company, none is threatened.

         (xxi) Mortgages. The mortgages and deeds of trust encumbering the properties and assets described in the Prospectuses (a) are not convertible into an equity ownership interest in the Company or any of its subsidiaries, and (b) except as disclosed in the Prospectuses, neither the Company nor any of its subsidiaries holds a participating interest therein, and (c) except as disclosed in the Prospectuses, such mortgages and deeds of trust are not cross-defaulted or cross-collateralized to any property not owned or leased by the Company or any of its subsidiaries.

         (xxii) Stabilization. The Company has not taken and will not take, directly or indirectly, any action designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of the Common Stock.

         (xxiii) Investment Company Act. The Company is not, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Prospectuses will not be, an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended (the "1940 Act").

         (xxiv) Environmental Laws. Except as described in the Registration Statement and except as would not, singly or in the aggregate, result in a Material Adverse Effect or otherwise require disclosure in the Registration Statement, (A) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, "Hazardous Materials") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "Environmental Laws"), (B) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are in compliance with their requirements, (C) there are no pending or, to the knowledge of the Company, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (D) to the knowledge of the Company, there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.

         The Company has conducted environmental investigations of, and has reviewed information regarding, its business, properties and operations as described in the Registration Statement; on the basis of such reviews, investigations and inquiries, the Company has reasonably concluded that, except as disclosed in the Registration
    Statement, any costs and liabilities associated with such matters would not have a Material Adverse Effect on the Company or otherwise require disclosure in the Registration Statement.

         (xxv) Taxes. (i) The Company has prepared and filed when due all material Federal, state, local and foreign returns for "Taxes" (as hereinafter defined) that are required to be filed by it for all taxable periods through the date of this Purchase Agreement, all such returns are true, correct and complete in all material respects; the Company has paid all Taxes reported as due on such returns, except to the extent that any Taxes are being contested in good faith or for which a reserve has been established;

    and has paid any other material Taxes for which it is liable; (ii) except as previously disclosed in writing, there are no material liens or claims for Taxes outstanding upon or against or threatened upon or against the Company or any of its assets (other than liens for Taxes which are not yet due and payable); and (iii) no audit, inquiry, investigation or similar proceeding with respect to Taxes is currently pending or, to the knowledge of the Company, threatened against the Company or any of its assets with respect to which it may be liable for the payment of Taxes, an adverse outcome of which would reasonably be expected to result in a Material Adverse Effect.

              As used in the above paragraph, the term "Tax" or "Taxes" shall mean all United States Federal, state, local and foreign taxes, assessments or other governmental charges (whether imposed directly or through withholding by any governmental entity), including any interest, penalties and additions to taxes applicable thereto.

         (xxvi) Registration Rights. Except as set forth in the Prospectuses, there are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the 1933 Act.

         (xxvii)   Enforceability of Garden State Plaza Loan.  Based on
    opinions of counsel received by the Company, each of the $145 million Promissory Note and the Mortgage, Pledge and Security Agreement will be at the time of the Closing Date, duly authorized and executed and delivered by Westland Management, Inc. and Westfield Partners, Inc., and is a valid and binding agreement of Westland Management, Inc. and Westfield Partners, Inc., enforceable against Westland Management, Inc. and Westfield Partners, Inc. in accordance with its terms, except to the extent that enforcement thereof may be limited by (i) bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

     (xxviii)   Enforceability of Garden State Plaza Option.  Based on
    opinions of counsel received by the Company, the GSP Option Agreement and any amendments thereto have been, or will be at the time of the Closing Date, duly authorized and executed and delivered by Westfield Capital Corporation Finance Pty. Limited, and is a valid and binding agreement of Westfield Capital Corporation Finance Pty. Limited, enforceable against Westfield Capital Corporation Finance Pty. Limited in accordance with its terms, except to the extent that enforcement thereof may be limited by
    (i) bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

         (xxix) Enforceability of Westfield Holding Warrants. Based on opinion of counsel received by the Company, the WHL Option Deed and any amendments thereto have been, or will be at the time of the Closing Date, duly authorized and executed and delivered by Westfield Holdings Limited, and is a valid and binding agreement of Westfield Holdings Limited, enforceable against Westfield Holdings Limited in accordance with its terms, except to the extent that enforcement thereof may be limited by (i) bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

         (xxx) Enforceability of the Management and Advisory Agreements. Based on opinions of counsel received by the Company, each of the Management Agreements and Advisory Agreement and any admendments thereto, has been, or will be at the time of the Closing Date, duly authorized and executed and delivered by CenterMark Management Company and Westfield U.S.
    Advisor, L.P, respectively, and is a valid and binding agreement of CenterMark Management Company and Westfield U.S. Advisor, L.P., respectively, enforceable against CenterMark Management Company and Westfield U.S. Advisor, L.P., respectively, in accordance with its terms, except to the extent that enforcement thereof may be limited by (i) bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

         (xxxi) Assets Owned by CMF, Inc. The May Properties as described in the Prospectuses represent the sole assets of CMF, Inc.

    (b) Officer's Certificates. Any certificate signed by any officer of the Company or any of its subsidiaries delivered to the Global Coordinator, the Lead Managers or to counsel for the International Managers shall be deemed a representation and warranty by the Company to each International Manager as to the matters covered thereby.

    SECTION 2.  Sale and Delivery to International Managers; Closing.

    (a) Initial Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each International Manager, severally and not jointly, and each International Manager, severally and not jointly, agrees to purchase from the Company, at the price per share set forth in Schedule B, the number of Initial International Securities set forth in Schedule A opposite the name of such International Manager, plus any additional number of Initial International Securities which such International Manager may become obligated to purchase pursuant to the provisions of Section 10 hereof.

    (b) Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the International Managers, severally and not jointly, to purchase up to an additional 405,000 shares of Common Stock at the price per share set forth in Schedule B, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial International Securities but not payable on the International Option Securities. The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial International Securities upon notice by the Global Coordinator to the Company setting forth the number of International Option Securities as to which the several International Managers are then exercising the option and the time and date of payment and delivery for such International Option Securities. Any such time and date of delivery for the International Option Securities (a "Date of Delivery") shall be determined by the Global Coordinator, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time, as hereinafter defined. If the option is exercised as to all or any portion of the International Option Securities, each of the International Managers, acting severally and not jointly, will purchase that proportion of the total number of International Option Securities then being purchased which the number of Initial International Securities set forth in Schedule A opposite the name of such International Manager bears to the total number of Initial International Securities, subject in each case to such adjustments as the Global Coordinator in its discretion shall make to eliminate any sales or purchases of fractional shares.




    (c) Payment. Payment of the purchase price for, and delivery of certificates for, the Initial Securities shall be made at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, 919 Third Avenue, New York, New York 10022, or at such other place as shall be agreed upon by the Global Coordinator and the Company, at 9:00 A.M. (New York City time) on the third (fourth, if the pricing occurs after 4:30 P.M. (New York City time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Global Coordinator and the Company (such time and date of payment and delivery being herein called "Closing Time").

    In addition, in the event that any or all of the International Option Securities are purchased by the International Managers, payment of the purchase price for, and delivery of certificates for, such International Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Global Coordinator and the Company, on each Date of Delivery as specified in the notice from the Global Coordinator to the Company.

    Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company, against delivery to the Lead Managers for the respective accounts of the International Managers of certificates for the International Securities to be purchased by them. It is understood that each International Manager has authorized the Lead Managers, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial International Securities and the International Option Securities, if any, which it has agreed to purchase. Merrill Lynch, individually and not as representative of the International Managers, may (but shall not be obligated to) make payment of the purchase price for the Initial International
Securities or the International Option Securities, if any, to be purchased by any International Manager whose funds have not been received by the Closing
Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such International Manager from its obligations hereunder.



    (d) Denominations; Registration. Certificates for the Initial International Securities and the International Option Securities, if any, shall be in such denominations and registered in such names as the Lead Managers may request in writing at least one full business day before the Closing Time or the relevant Date of Delivery, as the case may be. The certificates for the Initial International Securities and the International Option Securities, if any, will be made available for examination and packaging by the Lead Managers in The City of New York not later than 10:00 A.M. (New York City time) on the business day prior to the Closing Time or the relevant Date of Delivery, as the case may be.

    SECTION 3. Covenants of the Company. The Company covenants with each International Manager as follows:

         (a) Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b), will comply with the requirements of Rule 430A or Rule 434, as applicable, and will notify Merrill Lynch immediately, and confirm the notice in writing, (i) of the effectiveness of the Registration Statement and when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectuses or any amended Prospectuses shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectuses or for additional information, and
    (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will promptly effect the filings necessary pursuant to Rule 424(b) and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such Prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

         (b) Filing of Amendments. At any time when the Prospectuses are required to be delivered under the 1933 Act in connection with the sales of the Securities, the Company will give the Global Coordinator notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)), any Term Sheet or any amendment, supplement or revision to either the Prospectuses included in the Registration Statement at the time it became effective or to the Prospectuses, will furnish the Global Coordinator with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Global Coordinator or counsel for the International Managers shall object.

         (c) Delivery of Registration Statement. The Company has furnished or will deliver to the Lead Managers and counsel for the International Managers, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Lead Managers, without charge, one conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the International Managers. The copies of the Registration Statement and each amendment thereto furnished to the International Managers will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

         (d) Delivery of Prospectuses. The Company has delivered to each International Manager, without charge, as many copies of each preliminary prospectus as such International Manager reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each International Manager, without charge, during the period when the International Prospectus is required to be delivered under the 1933 Act or the Securities Exchange Act of 1934 (the "1934 Act"), such number of copies of the International Prospectus (as amended or supplemented) as such International Manager may reasonably request. The International Prospectus and any amendments or supplements thereto furnished to the International Managers will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

         (e) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act and the 1933 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement, the U.S. Purchase Agreement and in the Prospectuses. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the International Managers or for the Company, to amend the Registration Statement or amend or supplement any Prospectus in order that the Prospectuses will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement any Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act

    Regulations, the Company will promptly prepare and file with the Commission, in form and substance satisfactory to counsel to the International Managers, such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectuses comply with such requirements, and the Company will furnish to the International Managers such number of copies of such amendment or supplement as the International Managers may reasonably request.

         (f) Blue Sky Qualifications. The Company will use its best efforts, in cooperation with the International Managers, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Global Coordinator may designate and to maintain such qualifications in effect for a period of not less than one year from the later of the effective date of the Registration Statement and any Rule 462(b) Registration Statement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the effective date of the Registration Statement and any Rule 462(b) Registration Statement.

         (g) Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

         (h) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectuses under "Use of Proceeds".

         (i) Listing. The Company will use its best efforts to effect the listing of the Common Stock (including the Securities) on the NYSE.

         (j) Restriction on Sale of Securities. During a period of 90 days from the date of the Prospectuses, the Company will not, without the prior written consent of Merrill Lynch, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any share of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Securities to be sold hereunder or under the International Purchase Agreement, (B) the Series B Preferred Shares and the 1997 WAT Warrant and (C) any shares of Common Stock issued by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof or to be issued at the Closing of the offerings as described in the Prospectuses and referred to in the Prospectuses.

         (k) REIT Requirements. The Company will use its best efforts to (i) continue to meet the requirements to qualify as a REIT under the Code and
    (ii) cause WPI to continue to meet the requirements to qualify as a REIT under the Code, unless the Company's Board of Directors, with the consent of a majority of each of the Series A Preferred Shares and Series B Preferred Shares, voting as a single class, and the Common Stock determines to revoke the Company's REIT election because of circumstances or changes in the Code (or in the Treasury regulations).

         (l) Reporting Requirements. The Company, during the period when the Prospectuses are required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the rules and regulations of the Commission thereunder.

         (m) Compliance with NASD Rules. The Company hereby agrees that it will ensure that the Reserved Securities will be restricted as required by the NASD or the NASD rules from sale, transfer, assignment, pledge or hypothecation for a period of three months following the date of this Agreement. The U.S. Underwriters will notify the Company as to which persons will need to be so restricted. At the request of the U.S. Underwriters, the Company will direct the transfer agent to place a stop transfer restriction upon such securities for such period of time.
    Should the Company release, or seek to release, from such restrictions any of the Reserved Securities, the Company agrees to reimburse the U.S. Underwriters for any reasonable expenses (including, without limitation, legal expenses) they incur in connection with such release.

         (n) Compliance with Rule 463. The Company will file with the Commission such reports on Form SR as may be required pursuant to Rule 463 of the 1933 Act Regulations.

         (m) Notwithstanding anything to the contrary contained in the Garden State Option Agreement, the Company agrees that it shall obtain the approval of a majority of the holders of its Common Stock, other than Westfield Holdings Limited and its affiliates (including, without limitation, Westfield America Trust) and interests associated with the Lowy family, voting at a meeting on such issue, prior to exercising the Garden State Plaza Option if the purchase price payable on such exercise exceeds $55 million (net of the outstanding principal balance under the Garden State Plaza Loan).

    SECTION 4.  Payment of Expenses.

    (a) Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of this Agreement, any Agreement among Underwriters and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters and the transfer of the Securities between the U.S. Underwriters and the International Managers, (iv) the fees and disbursements of the Company's counsel, accountants and other advisors,
(v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the printing and delivery to the Underwriters of copies of each preliminary prospectus, any Term Sheets and of the Prospectuses and any amendments or supplements thereto, (vii) the preparation, printing and delivery to the Underwriters of copies of the Blue Sky Survey and any supplement thereto, (viii) the fees and expenses of any transfer agent or registrar for the Securities, (ix) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review by the NASD of the terms of the sale of the Securities, (x) the fees and expenses incurred in connection with the listing of the Securities on the NYSE and (xi) all costs and expenses of the Underwriters, including the fees and disbursements of counsel for the Underwriters, in connection with matters related to the Reserved Securities which are designated by the Company for sale to certain employees, officers and family members of such officers of U.S. affiliates of Westfield Holdings Limited.

    (b) Termination of Agreement. If this Agreement is terminated by the Lead Managers in accordance with the provisions of Section 5 or Section 9(a)(i) hereof, the Company shall reimburse the International Managers for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the International Managers.

    SECTION 5. Conditions of International Managers' Obligations. The obligations of the several International Managers hereunder are subject to the accuracy of the representations and warranties of the Company contained in Section 1 hereof or in certificates of any officer of the Company or any subsidiary of the Company or any of its subsidiaries delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

         (a) Effectiveness of Registration Statement. The Registration Statement, including any Rule 462(b) Registration Statement, shall have become effective and at Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the International Managers. A prospectus containing the Rule 430A Information shall have been filed with the Commission in accordance with Rule 424(b) (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A) or, if the Company has elected to rely upon Rule 434, a Term Sheet shall have been filed with the Commission in accordance with Rule 424(b).

         (b) Opinion of Counsel for Company. At Closing Time, the Lead Managers shall have received the favorable opinion, dated as of Closing Time, of Debevoise &

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

    Plimpton, counsel for the Company, in form and substance satisfactory to counsel for the International Managers,to the effect set forth in clauses ___ of Exhibit A hereto and to such further effect as counsel to the International Managers, together with signed or reproduced copies of such letter for each of the other International Managers with respect to such matters as they may reasonably request.

         In addition, the opinion of Debevoise & Plimpton shall state that they have participated in conferences with officers and representatives of the Company, counsel for the Company, counsel for the Underwriters, representatives of the independent accountants of the Company and you at which the contents of the Registration Statement and the Prospectus and related matters were discussed and, although they are not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectuses and have made no independent check or verification thereof, on the basis of the foregoing, no facts have come to such counsel's attention that have led them to believe that the Registration Statement (except for (i) financial statements and supported schedules and other financial information and data included therein or omitted therefrom and
    (ii) tax matters as to which such counsel will not be required to express any beliefs), at the time it became effective, contained an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that each of the Prospectuses except as aforesaid, as of its date and as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         (c) Opinion of General Counsel of the Company. At Closing Time, the Lead Managers shall have received the favorable opinion, dated as of Closing Time, Robert Bermingham, General Counsel of the Company, in form and substance satisfactory to counsel for the International Managers, to the effect set forth in clauses ___ of Exhibit A hereto and to such further effect as counsel to the International Managers, together with signed or reproduced copies of such letter for each of the other International Managers with respect to such matters as they may reasonably request.

         (d) Opinion of Tax Counsel for the Company. At Closing Time, the Lead Managers shall have received the favorable opinion, dated as of Closing Time, of Skadden, Arps, Slate, Meagher & Flom LLP, tax counsel for the Company,substantially in the form of Exhibit __ attached hereto, together with signed or reproduced copies of such letter for each of the other International Managers.

         In addition, the opinion of Tax Counsel for the Company shall state that they have participated in conferences at which the contents of the Registration Statement and the Prospectuses relating to Federal income tax matters were discussed with officers and other representatives of the Company, the International Managers, counsel for the International Managers and the Company's independent accounts. On the basis of the foregoing, although they are not passing upon and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement or Prospectuses, and they have not made any independent check or verification thereof, no facts have come to their attention that have led them to believe (i) that at the time that the Registration Statement became effective, the discussion in the Registration Statement, insofar as it relates to tax matters contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or (ii) that the discussion in the Prospectuses as it relates to tax matters, as of the date of the Prospectuses and as of the date hereof, included any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading. They shall state that they express no opinion or belief with respect to any other section of the Registration Statement or the Prospectuses, including, without limitation, the financial statements, schedules and other financial data included in the Prospectuses or excluded therefrom and included in the exhibits to the Registration Statement.

         (e) Opinion of Missouri Counsel for the Company. At Closing Time, the Lead Managers shall have received the favorable opinion, dated as of Closing Time, of Bryan Cave LLP, Missouri counsel for the Company, in form and substance satisfactory to counsel for the International Managers, to the effect set forth in clauses ___ of Exhibit A hereto and to such further effect as counsel to the International Managers, together with signed or reproduced copies of such letter for each of the other International Managers with respect to such matters as they may reasonably request.

         (f) Opinion of Australian Counsel for Westfield Holdings. At Closing Time, the Lead Managers shall have recieved the favorable opinion, dated as of Closing Time, of Minter Ellison, Australian Counsel for Westfield Holdings, in form and substance satisfactory to counsel for the International Managers, to the effect set forth in clauses __ of Exhibit A hereto and to such further effect as counsel to the International Managers, together with signed or reproduced copies of such letter for each of the other International Managers with respect to such matters as they may reasonably request.

         (g) Opinion of Counsel for International Managers. At Closing Time, the Lead Managers shall have received the favorable opinion, dated as of Closing Time, of Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the International Managers, together with signed or reproduced copies of such letter for each of the other International Managers with respect the matters set forth in clauses (ix), (x) and (xi)(b) of Exhibit A. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York and the federal law of the United States upon the opinions of counsel satisfactory to the Lead Managers. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.

         In addition, the opinion of Counsel for the International Managers shall state that they have participated in conferences with officers and representatives of the Company, counsel for the Company, counsel for the International Managers, representatives of the independent accountants of the Company and you at which the contents of the Registration Statement or the Prospectuses and related matters were discussed and although they are not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectuses and have made no independent check or verification thereof, on the basis of the foregoing, no facts have come to such counsel's attention that have led them to believe that the Registration Statement (except for financial statements and supported schedules and other financial information and data included therein or omitted therefrom), at the time it became effective, contained an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that each of the Prospectuses except as aforesaid, as of its date and as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         (h) Officers' Certificate. At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectuses, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Lead Managers shall have received a certificate of the Co-President and of the Chief Financial Officer of the Company, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time, and
    (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or are contemplated by the Commission.

         (i) Accountant's Comfort Letter. At the time of the execution of this Agreement, the Lead Managers shall have received from each of Ernst & Young LLP, Coopers & Lybrand LLP and BDO Seidman LLP a letter dated such date, in form and substance satisfactory to the Lead Managers, together with signed or reproduced copies of such letter for each of the other International Managers containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectuses.

         (j) Bring-down Comfort Letter. At Closing Time, the Lead Managers shall have received from each of Ernst & Young LLP, Coopers & Lybrand LLP and BDO Seidman LLP a letter, dated as of Closing Time, to the effect that each of Ernst & Young

    LLP, Coopers & Lybrand LLP and BDO Seidman LLP reaffirms the statements made in the letter furnished pursuant to subsection (H) of this Section, except that the specified date referred to shall be a date not more than three business days prior to Closing Time.

         (k) Approval of Listing. At Closing Time, the Securities shall have been approved for listing on the NYSE, subject only to official notice of issuance.

         (l) No Objection. The NASD shall have confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements relating to the offering of the Securities pursuant to this Agreement.

         (m) Lock-Up Agreements. At the date of this Agreement, the Lead Managers shall have received agreements substantially in the forms of Exhibit B and Exhibit C hereto signed by the persons listed on Schedule C hereto.

         (n) Purchase of Initial U.S. Securities. Contemporaneously with the purchase by the International Managers of the Initial International Securities under this Agreement, the U.S. Underwriters shall have purchased the Initial U.S. Securities under the U.S. Purchase Agreement.

         (o) Conditions to Purchase of International Option Securities. In the event that the International Managers exercise their option provided in Section 2(b) hereof to purchase all or any portion of the International Option Securities, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company or any of its subsidiaries hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Lead Managers shall have received:

              (i) Officers' Certificate. A certificate, dated such Date of Delivery, of the Co-President and of the Chief Financial Officer of the Company confirming that the certificate delivered at the Closing Time pursuant to Section 5(g) hereof remains true and correct as of such Date of Delivery.

              (ii) Opinion of Counsel for the Company. The favorable opinion of Debevoise & Plimpton, counsel for the Company, in form and substance satisfactory to counsel for the International Managers, dated such Date of Delivery, relating to the International Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(b) hereof.

              (iii) Opinion of General Counsel of the Company. The favorable opinion of Robert Bermingham, General Counsel for the Company, in form and substance satisfactory to counsel for the International Managers, dated such Date of Delivery, relating to the International Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(c) hereof.

              (iv) Opinion of Tax Counsel for the Company. The favorable opinion of Skadden, Arps, Slate, Meagher & Flom LLP, tax counsel for the Company, substantially in the form of Exhibit __ attached hereto.

              (v) Opinion of Missouri Counsel for the Company. The favorable opinion of Bryan Cave LLP, Missouri counsel for the Company, in form and substance satisfactory to counsel for the International Managers, dated such Date of Delivery, relating to the International Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by
        Section 5(e) hereof.

              (vi)  Opinion of Australian Counsel for Westfield Holdings.
        The favorable opinion of Minter Ellison, Australian Counsel for Westfield Holdings, in form and substance satisfactory to counsel for the International Managers, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(f) hereof.

              (vii) Opinion of Counsel for International Managers. The favorable opinion of Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the International Managers, dated such Date of Delivery, to the same effect as the opinion required by Section 5(f) hereof.

              (viii) Bring-down Comfort Letter. A letter from each of Ernst & Young LLP, Coopers & Lybrand LLP and BDO Seidman LLP, in form and substance satisfactory to the Lead Managers and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Lead Managers pursuant to Section 5(h) hereof, except that the "specified date" in the letter furnished pursuant to this paragraph shall be a date not more than five days prior to such Date of Delivery.

         (p) Additional Documents. At Closing Time and at each Date of Delivery counsel for the International Managers shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Lead Managers and counsel for the International Managers.

         (q) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of International Option Securities on a Date of Delivery which is after the Closing Time, the obligations of the several International Managers to purchase the relevant International Option Securities may be terminated by the Lead Managers by notice to the Company at any time at or prior to Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7 and 8 shall survive any such termination and remain in full force and effect.

    SECTION 6.  Indemnification.

    (a) Indemnification of International Managers. The Company agrees to indemnify and hold harmless each International Manager and each person, if any, who controls any International Manager within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

         (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the Prospectuses (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

         (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company; and

         (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by Merrill Lynch), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above; provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any International Manager through Merrill Lynch expressly for use in the Registration Statement (or any amendment thereto, including the Rule 430A Information and the Rule 434 Information, if applicable, or any preliminary prospectus or the U.S. Prospectus (or any amendment or supplement thereto); and provided further that the foregoing indemnity with respect to any preliminary prospectus shall not inure to the benefit of any International Manager (or to the benefit of any person controlling such International Manager) from whom the person asserting any such loss, liability, claim or damage purchased International Securities if such untrue statement or omission or alleged untrue statement or omission made in such preliminary prospectus is eliminated or remedied in the International Prospectus (as amended or supplemented by the Company if the Company shall have furnished any amendments or supplements thereto) and a copy of the International Prospectus (as so amended or supplemented), which at such time had been provided to the International Managers for their use, shall not have been furnished to such person at or prior to the written confirmation of sale of such Securities to such person.

    (b) Indemnification of Company, Directors and Officers. Each International Manager severally agrees to indemnify and hold harmless the Company, its directors, the Company's officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or any preliminary International prospectus or the International Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such International Manager through Merrill Lynch expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the International Prospectus (or any amendment or supplement thereto).

    (c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to
Section 6(a) above, counsel to the indemnified parties shall be selected by Merrill Lynch, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

    (d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement. Notwithstanding the immediately preceding sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, an indemnifying party shall not be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if such indemnifying party (x) reimburses such indemnified party in accordance with such request to the extent it considers such request to be reasonable and (y) provides written notice to the indemnified party substantiating the unpaid balance as unreasonable, in each case prior to the date of such settlement.

    (e) Indemnification for Reserved Securities. In connection with the offer and sale of the Reserved Securities, the Company agrees, promptly upon a request in writing, to indemnify and hold harmless the Underwriters from and against any and all losses, liabilities, claims, damages and expenses incurred by them as a result of the failure of certain employees, officers and family members of such officers of U.S. affiliates of Westfield Holdings Limited to pay for and accept delivery of Reserved Securities which, by the end of the first business day following the date of this Agreement, were subject to a properly confirmed agreement to purchase.

    SECTION 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the International Managers on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and of the International Managers on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

    The relative benefits received by the Company, on the one hand, and the International Managers, on the other hand, in connection with the offering of the International Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the International Securities pursuant to this Agreement (before deducting expenses) received by the Company and the total underwriting discount received by the International Managers, in each case as set forth on the cover of the International Prospectus, or, if Rule 434 is used, the corresponding location on the Term Sheet, bear to the aggregate initial public offering price of the International Securities as set forth on such cover.

    The relative fault of the Company, on the one hand, and the International Managers, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the International Managers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

    The Company and the International Managers agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the International Managers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this
Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this
Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

    Notwithstanding the provisions of this Section 7, no International Manager shall be required to contribute any amount in excess of the amount by which the total price at which the International Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such International Managers has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

    No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

    For purposes of this Section 7, each person, if any, who controls an International Managers within the meaning of Section 15 of the 1933 Act or
Section 20 of the 1934 Act shall have the same rights to contribution as such International Manager, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or
Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The International Managers' respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Initial International Securities set forth opposite their respective names in

Schedule A hereto and not joint.

    SECTION 8. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Compan or any of its subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any International Manager or controlling person, or by or on behalf of the Company and shall survive delivery of the Securities to the International Managers.

    SECTION 9.  Termination of Agreement.

    (a) Termination; General. The Lead Managers may terminate this Agreement, by notice to the Company, at any time at or prior to Closing Time
(i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the International Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Lead Managers, impracticable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the NYSE, or if trading generally on the American Stock Exchange or the NYSE or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the NASD or any other governmental authority, or (iv) if a banking moratorium has been declared by either Federal or New York authorities.

    (b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7 and 8 shall survive such termination and remain in full force and effect.

    SECTION 10. Default by One or More of the International Managers. If one or more of the International Managers shall fail at Closing Time or a Date of Delivery to purchase the Securities which it or they are obligated to purchase under this Agreement (the "Defaulted Securities"), the Lead Managers shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting International Managers, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Lead Managers shall not have completed such arrangements within such 24-hour period, then:

         (a) if the number of Defaulted Securities does not exceed 10% of the number of International Securities to be purchased on such date, each of the non-defaulting International Managers shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting International Managers, or

         (b) if the number of Defaulted Securities exceeds 10% of the number of International Securities to be purchased on such date, this Agreement or, with respect to any Date of Delivery which occurs after the Closing Time, the obligation of the International Managers to purchase and of the Company to sell the International Option Securities to be purchased and sold on such Date of Delivery shall terminate without liability on the part of any non-defaulting International Manager.

    No action taken pursuant to this Section shall relieve any defaulting International Manager from liability in respect of its default.

    In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the International Managers to purchase and the Company to sell the relevant International Option Securities, as the case may be, either the Lead Managers or the Company shall have the right to postpone Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term "International Manager" includes any person substituted for an International Manager under this Section 10.

    SECTION 11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the International Managers shall be directed to the Lead Managers at Merrill Lynch & Co., World Financial Center, North Tower, New York, New York 10281-1201, attention of Martin J. Cicco; and notices to the Company shall be directed to it at 11601 Wilshire Boulevard, 12th Floor, Los Angeles, California 90025, attention of Robert P. Bermingham.

    SECTION 12. Parties. This Agreement shall each inure to the benefit of and be binding upon the International Managers and the Company and its successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the International Managers and the Company and its successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the International Managers and the Company and its successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any International Manager shall be deemed to be a successor by reason merely of such purchase.

    SECTION 13. GOVERNING LAW AND TIME. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

    SECTION 14. Effect of Headings. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

    If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the International Managers and the Company in accordance with its terms.

                             Very truly yours,

                             WESTFIELD AMERICA, INC.

                             By__________________________________
                                  Name:
                                  Title:

CONFIRMED AND ACCEPTED,
   as of the date first above written:


MERRILL LYNCH INTERNATIONAL
FURMAN SELZ LLC
GOLDMAN SACHS INTERNATIONAL
MORGAN STANLEY & CO. INTERNATIONAL
PRUDENTIAL-BACHE SECURITIES (U.K.) INC.
SMITH BARNEY INC.
BANKERS TRUST INTERNATIONAL PLC
ABN AMRO ROTHSCHILD

By: MERRILL LYNCH INTERNATIONAL


By
   ----------------------------------------------------------
                       Authorized Signatory


For themselves and as Lead Managers of the other International Managers named in Schedule A hereto.

                              SCHEDULE A


                                                    Number of
                                              Initial International
Name of International Manager                       Securities
------------------------------                ---------------------
Merrill Lynch International............
Furman Selz LLC .......................
Goldman Sachs International............
Morgan Stanley & Co. International.....
Prudential-Bache Securities (U.K) Inc..
Smith Barney Inc. .....................
Bankers Trust International PLC........
ABN AMRO Rothschild....................




                                                    _________

Total..................................             2,700,000

                                      SCHEDULE B

                               WESTFIELD AMERICA, INC.

                           2,700,000 Shares of Common Stock
                              (Par Value $.01 Per Share)






         1.  The initial public offering price per share for the Securities,
determined as provided in said Section 2, shall be $    .

         2.  The purchase price per share for the International Securities to
be paid by the several International Managers shall be $    , being an amount
equal to the initial public offering price set forth above less $     per
share; provided that the purchase price per share for any International Option Securities purchased upon the exercise of the over-allotment option described in Section 2(b) shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial International Securities but not payable on the International Option Securities.

                                   Sch B - 1

                                 SCHEDULE C

                        List of persons and entities
                             subject to lock-up

Westfield Holdings Limited and its subsidiaries
Cordera Holdings Pty Limited
Richard Green

                                   Sch C - 1

                                                                     Exhibit A


                               FORM OF COUNSEL OPINION
                             TO BE DELIVERED PURSUANT TO
                                     SECTION 5(b)


         (i) The Company is a corporation incorporated, is validly existing in good standing under the laws of the State of Missouri. [Missouri Counsel]

         (ii) The Company has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectuses and to enter into and perform its obligations under the Purchase Agreements. [Missouri Counsel]

         (iii) The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect. [General Counsel]

         (iv) (a) The authorized capital stock of the Company is as set forth in the Prospectuses in the column entitled "Historical" under the caption "Capitalization" (except for subsequent issuances, if any, pursuant to the Purchase Agreements or pursuant to reservations or agreements referred to in the Prospectuses or pursuant to the exercise of convertible securities or options referred to in the Prospectuses) and
    (b) the issued and outstanding capital stock of the Company is as set forth in the Prospectuses in the column entitled "Historical" under the caption "Capitalization" (except for subsequent issuances, if any, pursuant to the Purchase Agreements or pursuant to reservations or agreements referred to in the Prospectuses or pursuant to the exercise of convertible securities or options referred to in the Prospectuses); (c) the shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; and none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company under Missouri law.
    [Missouri Counsel]

         (v) The Securities have been duly authorized for issuance and sale to the Underwriters pursuant to the Purchase Agreements and, when issued and delivered by the Company pursuant to the Purchase Agreements against payment of the consideration set forth in the Purchase Agreement, will be validly issued and fully paid and non-assessable and no holder of the Securities is or will be subject to personal liability solely by reason of being such a holder. [Missouri Counsel]

         (vi) (a) To our knowledge, the issuance of the Securities is not subject to preemptive or other similar rights of any securityholder of the Company, and (b) under Missouri law, the issuance of the Securities is not subject to preemptive or other similar rights of any securityholder of the Company. [(a) General Counsel/(b) Missouri Counsel]

         (vii) Each subsidiary of the Company has been duly formed and is validly existing and in good standing under the laws of the jurisdiction of its origin, has the power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectuses and is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; except as disclosed in the Registration Statement, all of the issued and outstanding capital stock or other ownership interests of each such subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and, to his knowledge, except as otherwise disclosed in the Prospectuses and the Purchase Agreements, is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; and, to his knowledge, none of the outstanding shares of capital stock of any Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary. [General Counsel]

         (viii) The Purchase Agreements have been duly authorized and executed by the Company, and (b) have been delivered by the Company. [Missouri Counsel]

         (ix) The Registration Statement, including any Rule 462(b) Registration Statement, has been declared effective under the 1933 Act; any required filing of the Prospectuses pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); and, to our knowledge, no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or threatened by the Commission. [Debevoise]

         (x) The Registration Statement, including any Rule 462(b)
    Registration Statement, the Rule 430A Information and the Rule 434 Information, as applicable, the Prospectuses and each amendment or supplement to the Registration Statement and Prospectuses as of their respective effective or issue dates (other than the financial statements and supporting schedules included therein or omitted therefrom, as to which we need express no opinion) complied as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations. [Debevoise]

         (xi) The form of certificate used to evidence the Common Stock complies in all material respects with (a) all applicable requirements of Missouri law, with any applicable requirements of the charter and by-laws of the Company and (b) the requirements of the New York Stock Exchange. [(a) Missouri Counsel/(b) Debevoise]

         (xii) To his knowledge, there is not pending or threatened any action, suit, proceeding, inquiry or investigation, to which the Company or any of its subsidiaries is a party, or to which the property of any of them is subject, before or brought by any court or governmental agency or body, domestic or foreign, which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the consummation of the transactions contemplated in the Purchase Agreement or the performance by the Company of its obligations thereunder. [General Counsel]

         (xiii) The information in the Prospectuses under "Description of Capital Stock -- Capital Stock" (except for matters as to amounts of outstanding capital stock, as to which such counsel expresses no opinion), "--Senior Preferred Shares," "-- Preferred Shares," "-- Series A Preferred Shares," "--Common Shares" (except for the second, third, fifth and sixth sentence under "-- Distribution Rights") and "--Restrictions on Ownership and Transfer," (except for the first and last paragraphs) "Certain Provisions of the Company's Articles of Incorporation and Bylaws and of Missouri Law," and in the Registration Statement under Item 34 conforms as to legal matters in all material respects with the charter and by-laws of the Company and the described provisions of the General Business and Corporation Law of Missouri. [Missouri Counsel]

         (xiv) To our knowledge, (a) there are no U.S., Federal or New York statutes or regulations that are required to be described in the Prospectuses that are not described as required (other than statutes and regulations relating to taxes as to which such counsel expresses no opinion) [and (b) there are no Missouri statutes or Missouri regulations that are required to be described in the Prospectuses that are not described as required.]
    [(a) Debevoise and General Counsel/(b) Missouri Counsel]

         (xv) All descriptions of contracts in the Registration Statement under "Advisory, Management and Development Services of the Company," "Certain Transactions," "The Company-Company Structure and History" and "The Company-Westfield Holdings" to which the Company or its subsidiaries is a party are accurate in all material respects; and to our knowledge, there are no contracts or documents that are required to be described in the Registration Statement or the Prospectuses or to be filed as exhibits thereto which have not been not been so described and filed as required. [Debevoise]

         (xvi) To his knowledge, neither the Company nor any of its subsidiaries is in violation of its charter, by-laws or other organizational documents and no default by the Company or any of its subsidiaries exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument that is described or referred to in the Registration Statement or the Prospectuses or filed as an exhibit to the Registration Statement, except for such defaults that would not reasonably be expected to result in a Material Adverse Effect.
    [General Counsel]

         (xvii) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree known by us of, any court or governmental authority or agency, domestic or foreign (other than under the 1933 Act and the 1933 Act Regulations, which have been obtained, or as may be required under the securities or blue sky laws of the various states, as to which we need express no opinion) is necessary or required in connection with the due authorization, execution and delivery of the Purchase Agreements or for the offering, issuance or sale of the Securities.
    [Debevoise]

         (xviii)   The execution, delivery and performance of the Purchase
    Agreements and the consummation of the issuance and sale of the Securities and the compliance by the Company with its obligations under the Purchase Agreements do not and will not, nor will such action result in any violation of, the provisions of the charter and by-laws of the Company, or any Missouri law, statue, rule or regulation [which, in our experience, are normally applicable to transactions of the type contemplated by the Purchase Agreements] (provided that we make no comment with respect to antifraud laws or any law, rule or regulation that may have become applicable to the Company as a result of the International Managers' involvement with the transactions contemplated by the Purchase Agreements or because of any facts specifically pertaining to the International Managers). [Missouri Counsel]

         (xix) The execution, delivery and performance of the Purchase Agreements and the consummation of the transactions contemplated in the Purchase Agreements and in the Registration Statement (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Prospectuses under the caption "Use Of Proceeds") and compliance by the Company with its obligations under the Purchase Agreements do not and will not, nor will such action result in any violation of the provisions of any applicable New York or U.S. Federal law, statute, rule, regulation, judgment, order, writ or decree, known to us, of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries, or any of their respective properties, assets or operations. [Debevoise]

         (xx) The execution, delivery and performance of the Purchase Agreements and the consummation of the transactiocontemplated in the Purchase Agreements and in the Registration Statement (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Prospectuses under the caption "Use Of Proceeds") and compliance by the Company with its obligations under the Purchase Agreements have been duly authorized by all necessary corporate and other action and do not and will not, whether with or without the giving of notice or lapse of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined in Section 1(a)(xi) of the Purchase Agreements) under or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument, known to us, to which the Company or any of its subsidiaries is a party or by which any of them may be bound, or to which any of the property or assets of the Company or any of its subsidiaries is subject (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not reasonably be expected to result in a Material Adverse Effect). [General Counsel]

         (xxi) To our knowledge, there are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement or, except as described in the Prospectuses, otherwise registered by the Company under the 1933 Act.
    [Debevoise]

         (xxii) The Company is not an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the 1940 Act.

    [Debevoise]

         (xxiii)   Each of the $145 million Promissory Note and the Pledge and
    Security Agreement will be at the time of the Closing Date, duly authorized and executed and delivered by Westland Management, Inc. and Westfield Partners, Inc., and is a valid and binding agreement of Westland Management, Inc. and Westfield Partners, Inc., enforceable against Westland Management, Inc. and Westfield Partners, Inc. in accordance with its terms, except to the extent that enforcement thereof may be limited by (i) bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law),[ except that such counsel need express no opinion as to the priority of the security interests granted by the Mortgage, Pledge and Security Agreement. In connection with the foregoing opinion, such counsel may note that (a) provisions of the $145 million Promissory Note and the Pledge and Security Agreement which permit the Company to take action or make determinations may be subject to a requirement that such action be taken or such determinations be made on a reasonable basis and in good faith and (b) a holder of the $145 million Promissory Note may, under certain circumstances, be called upon to prove the outstanding amount of the loans evidenced thereby.] [Debevoise/ Security Interest Opinion to come]

         (xxiv) The GSP Option Agreement and any amendments thereto has been, or will be at the time of the Closing Date, duly authorized and executed and delivered by Westfield Capital Corporation Finance Pty. Limited, and is a valid and binding agreement of Westfield Capital Corporation Finance Pty. Limited, enforceable against Westfield Capital Corporation Finance Pty. Limited in accordance with its terms, except to the extent that enforcement thereof may be limited by (i) bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law). [Australian Counsel/Debevoise]

         (xxv) The WHL Option Deed and any amendments thereto has been, or will be at the time of the Closing Date, duly authorized and executed and delivered by Westfield Holdings Limited, and is a valid and binding agreement of Westfield Holdings Limited, enforceable against Westfield Holdings Limited in accordance with its terms, except to the extent that enforcement thereof may be limited by (i) bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law). [Australian Counsel]

         (xxvi) Each of the Management Agreements and Advisory Agreement and any amendments thereto, has been, or will be at the time of the Closing Date, duly authorized and executed and delivered by CenterMark Management
    Company and Westfield U.S. Advisor, L.P. , respectively, and is a valid and binding agreement of CenterMark Management Company and Westfield U.S. Advisor, L.P., respectively, enforceable against CenterMark Management Company and Westfield U.S. Advisor, L.P., respectively, in accordance with its terms, except to the extent that enforcement thereof may be limited by
    (i) bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law). [Debevoise]

    In giving such opinions, such counsel may state that their opinion is limited to matters governed by the federal laws of the United States of America and the laws of the State of New York (or, in the case of Missouri counsel, on the laws of the State of Missouri). In addition, such counsel may rely upon the representations and warranties as to the matters of fact contained in the Purchase Agreements and the originals or copies certified to such counsel's satisfaction of such corporate records, documents, certificates and other instruments as in the judgment of such counsel necessary or appropriate to enable such counsel to render such opinions.

                                                           Exhibit B

                                     May __, 1997



MERRILL LYNCH INTERNATIONAL
FURMAN SELZ LLC
GOLDMAN SACHS INTERNATIONAL
MORGAN STANLEY & CO. INTERNATIONAL
PRUDENTIAL-BACHE SECURITIES (U.K.) INC.
SMITH BARNEY INC.
BANKERS TRUST INTERNATIONAL PLC
  as Lead Managers of the several International Managers
c/o  Merrill Lynch International
Ropemaker Place
25 Ropemaker Street
London EC24 9L4
England

    Re:  Proposed Public Offering by Westfield America, Inc.

Dear Sirs:

    The undersigned, Westfield Holdings Limited on its own behalf and on behalf of its subsidiaries, understands that Merrill Lynch & Co., Merrill Lynch International ("Merrill Lynch"), Furman Selz LLC, Goldman Sachs International., Morgan Stanley & Co. International, Prudential-Bache Securities (U.K.) Inc., Smith Barney Inc. and Bankers Trust International PLC propose to enter into a Purchase Agreement (the "International Purchase Agreement") with the Company providing for the public offering of shares (the "Securities") of the Company's common stock, par value $.01 per share (the "Common Stock"). In recognition of the benefit that such an offering will confer upon the undersigned as a shareholder of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each underwriter to be named in the Purchase Agreements that the undersigned will not, without the prior written consent of Merrill Lynch, directly or indirectly, (i) sell, grant any option, right or warrant for the sale of, or to purchase or otherwise dispose of or transfer any shares of the Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock or file any registration statement under the Securities Act of 1933, as amended, with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise
(x) during a period of 36 months from the date of the Prospectuses
(as defined in the Purchase Agreement) in the case of securities now outstanding as of the date of the Prospectuses and (y) during a period of 90 days from the date of the Prospectuses in the case of securities issued after the date of the Prospectuses.

                              Very truly yours,


                              __________________________

                              Westfield Holdings Limited, on its behalf and on behalf of each of its subsidiaries

                                                                       Exhibit C

                                        May__,1997


MERRILL LYNCH INTERNATIONAL
FURMAN SELZ LLC
GOLDMAN SACHS INTERNATIONAL
MORGAN STANLEY & CO. INTERNATIONAL
PRUDENTIAL-BACHE SECURITIES (U.K.) INC.
SMITH BARNEY INC.
BANKERS TRUST INTERNATIONAL PLC
 as Lead Managers of the several International Managers
c/o Merrill Lynch International
Ropemaker Place
25 Ropemaker Street
London EC24 9L4
England

      Re:   Proposed Public Offering by Westfield America, Inc.
            ---------------------------------------------------

Dear Sirs:

      The undersigned, Cordera Holdings Pty Limited and Richard Green, understand that Merrill Lynch & Co., Merrill Lynch International ("Merrill Lynch"), Furman Selz LLC, Goldman Sachs International., Morgan Stanley & Co. International, Prudential-Bache Securities (U.K.) Inc., Smith Barney Inc. and Bankers Trust International PLC propose enter into a Purchase Agreement (the "International Purchase Agreement") with the Company providing for the public offering of shares (the "Securities") of the Company's common stock, par value $.01 per share (the "Common Stock"). In recognition of the benefit that such an offering will confer upon the undersigned as a shareholder of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each underwriter to be named in the Purchase Agreement that the undersigned will not, without the prior written consent of Merrill Lynch, directly or indirectly, (i) sell, grant any option, right or warrant for the sale of, or purchase or otherwise dispose of or transfer any shares of the Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock or file any registration statement under the Securities Act of 1933, as amended, with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise during a period of 90 days from the date of the Prospectuses in the case of securities issued after the date of the Prospectus.

                                 Very truly yours,


                                 CORDERA HOLDINGS PTY LIMITED


                                 Signature: _______________________
                                 Print Name: ______________________


                                 RICHARD GREEN


                                 Signature: _______________________
                                             Richard Green



                                     C-2